                                                                       EXHIBIT 2



                         AGREEMENT AND PLAN OF MERGER



                                     AMONG



                           SS&C TECHNOLOGIES, INC.,

                      ASSET MANAGEMENT ACQUISITION CORP.,

                                HEDGEWARE, INC.

                                      AND

                             THE STOCKHOLDERS AND

                          PERFORMANCE UNIT HOLDERS OF

                                HEDGEWARE, INC.



                                March 11, 1999

                               TABLE OF CONTENTS

                                                               Page
                                                               ----
ARTICLE I - THE MERGER ......................................    1
1.1    The Merger ...........................................    1
1.2    The Closing ..........................................    2
1.3    Actions at the Closing ...............................    2
1.4    Additional Action ....................................    2
1.5    Conversion of Shares .................................    2
1.6    Fulfillment of Additional Obligations ................    3
1.7    Exchange of Shares; Restrictions on Transfer..........    4
1.8    Dividends ............................................    5
1.9    Fractional Shares; Allocation of Shares ..............    6
1.10   Escrow ...............................................    6
1.11   Certificate of Incorporation .........................    6
1.12   By-laws ..............................................    7
1.13   Directors and Officers ...............................    7
1.14   No Further Rights ....................................    7
1.15   Closing of Transfer Books ............................    7
1.16   Post-Closing Adjustments .............................    7

ARTICLE II - REPRESENTATIONS AND WARRANTIES
             OF THE COMPANY AND THE HOLDERS .................    9
2.1    Organization, Qualification and Corporate Power ......    9
2.2    Capitalization .......................................   10
2.3    Authorization of Transaction .........................   10
2.4    Noncontravention .....................................   10
2.5    Subsidiaries .........................................   11
2.6    Financial Statements .................................   11
2.7    Absence of Certain Changes ...........................   12
2.8    Undisclosed Liabilities ..............................   12
2.9    Tax Matters ..........................................   12
2.10   Assets ...............................................   14
2.11   Real Property ........................................   14
2.12   Intellectual Property ................................   14
2.13   Inventory ............................................   17
2.14   Real Property Leases .................................   17
2.15   Contracts ............................................   18
2.16   Accounts Receivable ..................................   20
2.17   Insurance ............................................   20
2.18   Litigation ...........................................   21
2.19   Product Warranty .....................................   21
2.20   Employees ............................................   21



                                                               PAGE
                                                               ----

2.21   Employee Benefits ....................................   22
2.22   Environmental Matters ................................   23
2.23   Legal Compliance .....................................   24
2.24   Permits ..............................................   24
2.25   Certain Business Relationships With Affiliates .......   24
2.26   Brokers' Fees ........................................   25
2.27   Books and Records ....................................   25
2.28   Customers and Suppliers ..............................   25
2.29   Year 2000 Compliance .................................   25
2.30   Powers of Attorney ...................................   27
2.31   Pooling ..............................................   27
2.32   Disclosure ...........................................   27
2.33   Additional Representations and Warranties
         of the Holders .....................................   27

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE BUYER
              AND THE TRANSITORY SUBSIDIARY .................   29
3.1    Organization .........................................   29
3.2    Capitalization .......................................   29
3.3    Authorization of Transaction .........................   29
3.4    Noncontravention .....................................   30
3.5    Reports and Financial Statements .....................   30
3.6    Absence of Material Adverse Changes ..................   31
3.7    Brokers' Fees ........................................   31
3.8    Disclosure ...........................................   31

ARTICLE IV - COVENANTS ......................................   31
4.1    Best Efforts .........................................   31
4.2    Notices and Consents .................................   31
4.3    Operation of Business ................................   32
4.4    Full Access ..........................................   33
4.5    Notice of Breaches ...................................   34
4.6    Agreements from Certain Affiliates of the Company ....   34
4.7    Nasdaq Notification ..................................   34
4.8    Exclusivity ..........................................   35
4.9    Fleet Bank ...........................................   35

ARTICLE V - CONDITIONS TO CONSUMMATION OF MERGER ............   35
5.1    Conditions to Each Party's Obligations ...............   35
5.2    Conditions to Obligations of the Buyer and the
         Transitory Subsidiary ..............................   36
5.3    Conditions to Obligations of the Company .............   37



                                                               PAGE
                                                               ----
ARTICLE VI - INDEMNIFICATION ................................   38
6.1    Indemnification ......................................   38
6.2    Method of Asserting Claims ...........................   39
6.3    Survival .............................................   41
6.4    Limitations ..........................................   42

ARTICLE VII - TERMINATION ...................................   42
7.1    Termination of Agreement .............................   42
7.2    Effect of Termination ................................   43

ARTICLE VIII - REGISTRATION RIGHTS ..........................   43
8.1    Registration of Shares ...............................   43
8.2    Limitations on Registration Rights ...................   43
8.3    Registration Procedures ..............................   45
8.4    Requirements of Holders ..............................   45
8.5    Indemnification ......................................   46
8.6    Assignment of Rights .................................   46
8.7    Rule 144 Requirements ................................   46

ARTICLE IX - DEFINITIONS ....................................   46

ARTICLE X - MISCELLANEOUS ...................................   49
10.1   Press Releases and Announcements .....................   49
10.2   No Third-Party Beneficiaries .........................   49
10.3   Entire Agreement .....................................   49
10.4   Succession and Assignment ............................   49
10.5   Counterparts .........................................   49
10.6   Headings .............................................   49
10.7   Notices ..............................................   49
10.8   Governing Law ........................................   50
10.9   Amendments and Waivers ...............................   50
10.10  Severability .........................................   51
10.11  Expenses .............................................   51
10.12  Specific Performance .................................   51
10.13  Construction .........................................   51
10.14  Incorporation of Exhibits and Schedules ..............   52


                             Schedules and Exhibits
                             ----------------------


     SS&C Technologies, Inc. agrees to furnish supplementally to the Securities and Exchange Commission copies of any of the following omitted schedules and exhibits upon the request of the Commission:


     Schedule 1.6        Outstanding Stockholder Obligations

     Schedule 1.9        Stock Distribution

     Schedule 1.16       Post-Closing Adjustments

     Schedule 2.1        Good Standing of HedgeWare, Inc.

     Schedule 2.2        Stockholders and Performance Unit Holders
                           of HedgeWare, Inc.

     Schedule 2.4        Notices, Assumptions, and Terminations

     Schedule 2.6        Financial Statements and Financial Statement
                           Projections

     Schedule 2.8        Outstanding Liabilities

     Schedule 2.9        Tax Matters

     Schedule 2.10       Security Interests in Assets

     Schedule 2.12       Intellectual Property

     Schedule 2.14       Real Property Leases

     Schedule 2.15       Contracts

     Schedule 2.16       Accounts Receivable

     Schedule 2.17       Insurance Policies

     Schedule 2.18       Litigation

     Schedule 2.19       Product Warranty

     Schedule 2.20       Employees

     Schedule 2.21       Employee Benefit Plans

     Schedule 2.22       Environmental Matters

     Schedule 2.24       Permits

     Schedule 2.25       Business Relationships with Affiliates

     Schedule 2.27       Meeting Minutes

     Schedule 2.28       Customers and Suppliers

     Schedule 2.29       Year 2000 Compliance

     Schedule 3.5        Reports and Financial Statements

     Exhibit A           Form of Escrow Agreement

     Exhibit B           Form of Affiliate Agreement

     Exhibit C           Form of Opinion of Swidler Berlin Shereff Friedman, LLP

     Exhibit D           Opinion of Hale and Dorr LLP

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") is entered into as of
                                              ---------
March 11, 1999 by and among SS&C Technologies, Inc., a Delaware corporation (the "Buyer"), Asset Management Acquisition Corp., a Delaware corporation and a
 -----
wholly owned subsidiary of the Buyer (the "Transitory Subsidiary"), HedgeWare,
                                           ---------------------
Inc., a Delaware corporation (the "Company"), Michael J. Lazarcheck, Robert H.
                                   -------
Pontbriand and Matthew J. Cosciello (individually, a "Stockholder" and
                                                      -----------
collectively, the "Stockholders") and Andrew Appell, Eugene Barra, Ellis
                   ------------
Horowitz, Ronald Kashden, Brook F. Seitz, Mark E. Tarantina and Alan Zenreich (individually, a "Performance Unit Holder" and collectively, the "Performance
                  -----------------------                         -----------
Unit Holders").  The Stockholders and Performance Unit Holders are referred to
------------
collectively herein as the "Holders," and the Buyer, the Transitory Subsidiary,
                            -------
the Company and the Holders are referred to collectively herein as the
"Parties."
 -------

     This Agreement contemplates a merger of the Transitory Subsidiary into the Company in a transaction that will qualify as a reorganization under Section 368 of the Code (as defined below) and which will be accounted for as a "pooling of interests" for financial accounting purposes. In connection with such merger, the Stockholders will receive capital stock of the Buyer in exchange for their capital stock of the Company and in satisfaction of the Stockholder Obligations (as defined below), and the Buyer will issue capital stock of the Buyer to the Performance Unit Holders in connection with the Company's Performance Unit Plan (the "Performance Unit Plan").
      ---------------------

     Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.


                                   ARTICLE I

                                   THE MERGER

     1.1  The Merger.  Upon and subject to the terms and conditions of this
          ----------
Agreement, the Transitory Subsidiary shall merge with and into the Company (with such merger referred to herein as the "Merger") at the Effective Time (as
                                       ------
defined below). From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving
                                                          ---------
Corporation").  The "Effective Time" shall be the time at which the Company
                     --------------
files the Certificate of Merger prepared and executed in accordance with the relevant provisions of the Delaware General Corporation Law (the "Certificate of
                                                                  --------------
Merger") with the Secretary of State of the State of Delaware.  The Merger shall
------
have the effects set forth in Section 259 of the Delaware General Corporation
Law.

     1.2  The Closing.  The closing of the transactions contemplated by this
          -----------
Agreement (the "Closing") shall take place at the offices of the Buyer, 80
                -------
Lamberton Road, Windsor, Connecticut 06095 commencing at 10:00 a.m., local time, on the date hereof (the "Closing Date").
                         ------------

     1.3  Actions at the Closing.  At the Closing, (a) the Company shall deliver
          ----------------------
to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in Section 5.2, (b) the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.3, (c) the Company shall file the Certificate of Merger with the Secretary of State of the State of Delaware, (d) the Buyer shall deliver certificates for the Stockholder Initial Shares (as defined below) to the Stockholders in accordance with Section 1.7 and (e) the Buyer, Michael J. Lazarcheck (the "Indemnification Representative") and American
                                   ------------------------------
Stock Transfer & Trust Company (the "Escrow Agent") shall execute and deliver
                                     ------------
the Escrow Agreement attached hereto as Exhibit A (the "Escrow Agreement") and
                                        ---------       ----------------
the Buyer shall deliver to the Escrow Agent a certificate for the Stockholder Escrow Shares (as defined below) being placed in escrow on the Closing Date pursuant to Section 1.10.

     1.4  Additional Action.  The Surviving Corporation may, at any time after
          -----------------
the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement in accordance with the terms hereof.

     1.5  Conversion of Shares.  At the Effective Time, by virtue of the Merger
          --------------------
and without any action on the part of any Party or the holder of any of the following securities:

          (a) Each share of common stock, no par value per share, of the Company (the "Company Shares") issued and outstanding immediately prior to the
              --------------
Effective Time (other than Company Shares owned beneficially by the Buyer or the Transitory Subsidiary and Company Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Section 1.10) such number of shares of common stock, $.01 par value per share, of the Buyer (the "Buyer Common Stock") as is equal to one share of Buyer
                          ------------------
Common Stock multiplied by the Conversion Ratio.  The "Conversion Ratio" shall
                                                       ----------------
be equal to a fraction, (x) the numerator of which shall be (A) $8,232,208 divided by (B) the Average Closing Price (as defined below) and (y) the denominator of which shall be the number of Company Shares issued and outstanding immediately prior to the Effective Time (other than Company Shares held in the Company's treasury). For purposes of this Agreement, "Average
                                                                   -------
Closing Price" means $16.47368, which is the average closing price of the Buyer
-------------
Common Stock on the Nasdaq National Market for the nineteen trading days during February 1999. The Stockholders, who represent all of the stockholders of record of the Company, shall be entitled to receive immediately 87% of the shares of Buyer Common Stock into which their Company Shares are converted pursuant to this Section 1.5(a) (the "Stockholder Initial
                                                           -------------------
Shares"); the remaining 13% of the shares of Buyer Common Stock into which
--------
Company Shares are converted pursuant to this Section 1.5(a) (the "Stockholder
                                                                   -----------
Escrow Shares") shall be deposited in escrow pursuant to Section 1.10 and shall
--------------
be held and disposed of in accordance with the terms of the Escrow Agreement.

          (b) Each Company Share held in the Company's treasury immediately prior to the Effective Time and each Company Share owned beneficially by the Buyer or the Transitory Subsidiary shall be cancelled and retired without payment of any consideration therefor.

          (c) Each share of common stock, $.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $0.01 par value per share, of the Surviving Corporation.

     1.6  Fulfillment of Additional Obligations.
          -------------------------------------

          (a)  On the business day immediately following the Closing Date (the

"Performance Unit Closing Date"), the Buyer shall satisfy the Surviving
------------------------------
Corporation's obligations under the Performance Unit Plan by issuing shares of Buyer Common Stock to the Performance Unit Holders in accordance with this
Section 1.6(a). Each outstanding Performance Unit under the Performance Unit Plan (a "Performance Unit") shall be converted into and represent the right to
         ----------------
receive (subject to the provisions of Section 1.10) such number of shares of Buyer Common Stock as is equal to one share of Buyer Common Stock multiplied by the Performance Ratio. The "Performance Ratio" shall be equal to a fraction,
                             -----------------
(x) the numerator of which shall be (A) $2,058,052 divided by (B) the Average Closing Price and (y) the denominator of which shall be the number of Performance Units issued and outstanding. The Performance Unit Holders, who represent all of the holders of Performance Units of the Company, shall be entitled to receive 87% of the shares of Buyer Common Stock into which their Performance Units are converted pursuant to this Section 1.6(a) (the

"Performance Unit Holder Initial Shares") on the Performance Unit Closing Date;
---------------------------------------
the remaining 13% of the shares of Buyer Common Stock into which the Performance Units are converted pursuant to this Section 1.6(a) (the "Performance Unit
                                                          ----------------
Holder Escrow Shares") shall be deposited in escrow pursuant to Section 1.10 and
--------------------
shall be held and disposed of in accordance with the terms of the Escrow Agreement. Each of the Holders acknowledges and agrees that the Buyer will satisfy all of the Company's obligations under the Performance Unit Plan by issuing Performance Unit Holder Initial Shares and Performance Unit Holder Escrow Shares in accordance with this Section 1.6(a).

          (b) On the Performance Unit Closing Date, the Buyer shall satisfy the Surviving Corporation's obligations to the Stockholders with respect to the outstanding obligations set forth in Section 1.6(b) of the Disclosure Schedule (as defined below) (the "Stockholder Obligations") by issuing shares of Buyer
                         -----------------------
Common Stock to the Stockholders in accordance with this Section 1.6(b). Each Stockholder shall be entitled to receive (subject to the provisions of Section 1.10) such number of shares of Buyer Common Stock as is equal to the respective Stockholder Obligations of such Stockholder set forth in Section1.6(b) of the Disclosure Schedule divided by the Average Closing Price. The Stockholders shall be entitled to receive 87% of the shares of Buyer Common Stock into which their Stockholder Obligations are converted pursuant to this Section 1.6(b) (the "Stockholder Obligation Initial Shares") on the Performance Unit Closing Date;
 -------------------------------------
the remaining 13% of the shares of Buyer Common Stock into which the Stockholder Obligations are converted pursuant to this Section 1.6(b) (the "Stockholder
                                                                -----------
Obligation Escrow Shares") shall be deposited in escrow pursuant to Section 1.10
------------------------
and shall be held and disposed of in accordance with the terms of the Escrow
Agreement.   Each of the Stockholders acknowledges and agrees that the Buyer will satisfy all of the Stockholder Obligations by issuing Stockholder Obligation Initial Shares and Stockholder Obligation Escrow Shares in accordance with this Section 1.6(b). The Stockholder Initial Shares, Performance Unit Holder Initial Shares and Stockholder Obligation Initial Shares are referred to collectively as the "Initial Shares," the Stockholder Escrow Shares, Performance
                     --------------
Unit Holder Escrow Shares and Stockholder Obligation Escrow Shares are referred to collectively as the "Escrow Shares," and the Initial Shares and Escrow
                        -------------
Shares, as adjusted pursuant to Section 1.16, are referred to collectively as the "Merger Shares."
     -------------

     1.7  Exchange of Shares; Restrictions on Transfer.
          --------------------------------------------

          (a) From and after the Effective Time, each holder of an outstanding certificate or certificates which represented, immediately prior to the Effective Time, Company Shares converted into Merger Shares pursuant to Section
1.5 ("Certificates") shall have the right to surrender each Certificate to the
      ------------
Buyer, and receive in exchange therefor a certificate representing the whole number of Initial Shares issuable pursuant to Section 1.5(a). Until surrendered, each outstanding Certificate which prior to the Effective Time represented Company Shares shall be deemed for all purposes to evidence the right to receive the whole number of Initial Shares into which the Company Shares have been converted. From and after the Effective Time, the holders of Company Shares shall cease to have any rights in respect of such shares and their rights shall be solely in respect of the Buyer Common Stock into which such Company Shares have been converted. From and after the Effective Time, there shall be no further registration of transfers on the records of the Company of Company Shares outstanding immediately prior to the Effective Time. Each Performance Unit Holder acknowledges that the issuance of Performance Unit Holder Initial Shares and Performance Unit Holder Escrow Shares in accordance with Section 1.6(a) hereof satisfies all of the Surviving Corporation's obligations in connection with the Performance Unit Plan and the awards issued to the Performance Unit Holders thereunder. Each Stockholder acknowledges that the issuance of Stockholder Obligation Initial Shares and Stockholder Obligation Escrow Shares in accordance with Section 1.6(b) hereof satisfies all of the Stockholder Obligations.

          (b) Unless otherwise agreed to in writing, Initial Shares will not be issued in the name of a person other than the person in whose name (i) the Certificate(s) surrendered in exchange therefor is registered, (ii) the Performance Unit Award is issued or (iii) the Stockholder Obligations are memorialized, as the case may be.

          (c) The Holders acknowledge that the Merger Shares will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"),
                                                              --------------
or applicable state securities laws as of the date of issuance and that any resale inconsistent with the Securities Act may create liability on their part and/or the part of the Buyer, and agree not to assign, sell, pledge, transfer or otherwise dispose of or transfer any Merger Shares unless registered under the Securities Act and applicable state securities laws, or an opinion is given by counsel satisfactory to the Buyer that such registration is not required.

          (d) The Holders acknowledge that certificates representing the Merger Shares will bear a legend substantially as follows:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

     1.8  Dividends.  No dividends or other distributions that are payable to
          ---------
the holders of record of Buyer Common Stock as of a date on or after the Closing Date shall be paid to former Stockholders entitled by reason of the Merger to receive Initial Shares until such holders surrender their Certificates in accordance with Section 1.7. Upon such surrender, the Buyer shall pay or deliver to the persons in whose name the certificates representing such Initial Shares are issued any dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date and which were paid or delivered between the Effective Time and the time of such surrender; provided that no such person shall be entitled to receive any interest on such dividends or other distributions.

     1.9  Fractional Shares; Allocation of Shares.  No certificates or scrip
          ---------------------------------------
representing fractional Initial Shares shall be issued to the Holders, and such Holders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Initial Shares that would otherwise be issued to such Holders. In lieu of any fractional Initial Shares that would otherwise be issued, each Holder that would have been entitled to receive a fractional Initial Share shall receive a cash payment equal to the Average Closing Price multiplied by the fraction of a share that such Holder would otherwise be entitled to receive. The Parties acknowledge and agree that, subject to adjustment pursuant to Section 1.16, Section 1.9 of the Disclosure Schedule accurately reflects the aggregate number of Merger Shares being issued to the Holders, the appropriate allocation of the Merger Shares among the Holders and the appropriate allocation of Initial Shares and Escrow Shares.

     1.10  Escrow.
           ------

          (a) On the Closing Date, the Buyer shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Stockholder Escrow Shares, as described in Section 1.5(a). On the Performance Unit Closing Date, the Buyer shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Performance Unit Holder Escrow Shares and Stockholder Obligation Escrow Shares, as described in Section 1.6. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof to secure
(i) the issuance of Deficiency Shares (as defined below) pursuant to Section
1.16 and (ii) the indemnification obligations of the Holders set forth in this Agreement. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

          (b) The execution of this Agreement by the Holders and the approval of the Merger by the Stockholders shall constitute approval of the Escrow Agreement and of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow and the appointment of the Indemnification Representative.

     1.11  Certificate of Incorporation.  The Certificate of Incorporation of
           ----------------------------
the Surviving Corporation shall be the same as the Certificate of Incorporation of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

     1.12  By-laws.  The By-laws of the Surviving Corporation shall be the same
           -------
as the By-laws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

     1.13  Directors and Officers.  The officers and directors of the Transitory
           ----------------------
Subsidiary shall become the officers and directors of the Surviving Corporation as of the Effective Time.

     1.14  No Further Rights.  From and after the Effective Time, no Company
           -----------------
Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

     1.15  Closing of Transfer Books.  At the Effective Time, the stock transfer
           -------------------------
books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for Initial Shares in accordance with Section 1.5(a), subject to Section 1.10.

     1.16  Post-Closing Adjustments.  The number of Merger Shares shall be
           ------------------------
subject to adjustment after the Closing Date as follows:

          (a) As promptly as possible following the Closing Date, the Buyer shall cause PricewaterhouseCoopers LLP, independent public accountants for the Buyer (the "Buyer's Auditors"), to conduct an audit of the books and records of
            ----------------
the Company as of the Closing Date. Not later than 60 days after the Closing Date, the Buyer shall cause the Buyer's Auditors to deliver a balance sheet of the Company as of the Closing Date (as corrected pursuant to Subsection 1.16(c), the "Closing Balance Sheet") to the Buyer and the Indemnification
     ---------------------
Representative. The Closing Balance Sheet shall be prepared in accordance with the Company's past practice, without any adjustments applicable solely as a result of the acquisition of the Company Shares by the Buyer on the Closing Date. The Closing Balance Sheet shall be accompanied by a statement prepared by the Buyer's Auditors setting forth the basis for the determination of the items and values reflected on the Closing Balance Sheet.

          (b) The Indemnification Representative and one firm of independent certified accountants acting on behalf of the Holders and the Indemnification Representative (the "Holders' Auditors") shall have the right to review the work
                     -----------------
papers of the Buyer's Auditors utilized in preparing the Closing Balance Sheet, and shall have full access to the books, records, properties and personnel of the Company for purposes of verifying the accuracy and fairness of the presentation of the Closing Balance Sheet. The Holders shall work in good faith and cooperate with the Buyer and the Buyer's Auditors in the preparation of the Closing Balance Sheet and the resolution of any dispute in connection therewith pursuant to paragraph (c) below and the provisions of the Escrow Agreement.

          (c) The values or amounts for each item reflected on the Closing Balance Sheet shall be binding upon the Holders and the Indemnification

Representative unless the Indemnification Representative gives written notice within 30 days after receipt of the Closing Balance Sheet, of disagreement with any of the values or amounts shown on the Closing Balance Sheet, specifying as to each such item in reasonable detail, the nature and extent of such disagreement (the "Dispute Notice"). If the Buyer and the Indemnification
                   --------------
Representative are unable to resolve any such disagreement within 30 days after the date of the Dispute Notice, the disagreement shall be submitted to arbitration in accordance with the provisions of Section 4(g) of the Escrow Agreement. If as a result of the resolution of any disputes by agreement pursuant to this Section 1.16 or by arbitration pursuant to Section 4(g) of the Escrow Agreement, any amount shown in the Closing Balance Sheet is determined to be erroneous, such erroneous amount shall be deleted from the Closing Balance Sheet and the correct amount shall be inserted in lieu thereof. The Closing Balance Sheet, as so corrected, shall constitute the Closing Balance Sheet for purposes of this Agreement.

          (d) The Buyer shall pay the fees and disbursements of the Buyer's Auditors. The fees and disbursements of the Holders' Auditors incurred in the review of the Closing Balance Sheet shall be paid by the Holders, in proportion to their percentage interests set forth in Section 1.16(d) of the Disclosure Schedule. The Buyer shall under no circumstances be liable for any fees or disbursements of the Holders' Auditors.

          (e) Immediately upon the expiration of the 30-day period for giving the Dispute Notice, if no Dispute Notice is given, or immediately upon the resolution of disputes, if any, pursuant to this Section 1.16 and the provisions of the Escrow Agreement, the aggregate number of Merger Shares issued to the Holders shall be adjusted as follows:

               (i) If the Working Capital of the Company (as defined below) on the Closing Date, as reflected on the Closing Balance Sheet, is less than $620,000 (the amount by which the Working Capital of the Company is less than $620,000 being referred to herein as the "Deficiency"), the Buyer shall be
                                          ----------
entitled to receive, in accordance with Section 1.16 and the provisions of the Escrow Agreement, the number of Escrow Shares determined by dividing the Deficiency by the Average Closing Price (the "Deficiency Shares").
                                              -----------------

               (ii) The term "Working Capital of the Company" is defined as the
                              ------------------------------
excess of all cash, accounts receivable (net of allowances) and prepaid expenses of the Company over all accounts payable, accrued expenses and taxes payable of the Company, all as shown on the Closing Balance Sheet. The line items used to compute Working Capital of the Company are noted under the column "Operating Working Capital" in Section 1.16(e) of the Disclosure Schedule, which contains the Most Recent Balance Sheet (as defined below).

          (f) Immediately upon determination that the Buyer is to receive Deficiency Shares in accordance with Section 1.16(e), the Buyer and the Indemnification Representative shall provide written instructions to the Escrow Agent to release the Deficiency Shares in accordance with the provisions of the Escrow Agreement.


                   ARTICLE II - REPRESENTATIONS AND WARRANTIES
                         OF THE COMPANY AND THE HOLDERS

     The Stockholders and, prior to the Effective Time, the Company, jointly and severally, represent and warrant to the Buyer and, following the Effective Time, the Surviving Corporation that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"). The Performance Unit Holders, jointly and
      -------------------
severally, represent to the Buyer and, following the Effective Time, the Surviving Corporation that, to their knowledge and except as set forth in the Disclosure Schedule, the statements contained in Sections 2.12, 2.15, 2.16, 2.20, 2.29 and 2.32 are true and correct, it being understood that the qualification as to knowledge shall apply to the entire representation or warranty and any additional qualification as to knowledge within a given representation or warranty shall be deemed to be eliminated. The Disclosure Schedule shall be executed by the Parties and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosures in any paragraph of the Disclosure Schedule shall qualify other paragraphs in this Article II only to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other paragraphs.

     2.1  Organization, Qualification and Corporate Power.  The Company is a
          -----------------------------------------------
corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware. Except as set forth in
Section 2.1 of the Disclosure Schedule, the Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company's business, properties, operations, financial condition, assets or liabilities. The Company has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer true and complete copies of its Certificate of Incorporation and By-laws, each as amended and as in effect on the date hereof. The Company is not in default under, or in violation of any provision of, its Certificate of Incorporation or By-laws.

     2.2  Capitalization.  The authorized capital stock of the Company consists
          --------------
of 1,000 Company Shares, of which 100 shares are issued and outstanding and no shares are held in the treasury of the Company. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list of all stockholders of the Company, indicating the number of Company Shares held by each stockholder. All of the issued and outstanding Company Shares are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Except as set forth in
Section 2.2 of the Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act, of any Company Shares. All of the issued and outstanding Company Shares and Performance Units were issued in compliance with applicable federal and state securities laws.

     2.3  Authorization of Transaction.  The Company has all requisite power and
          ----------------------------
authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. All of the Stockholders have voted to approve this Agreement in accordance with the Delaware General Corporation Law, and no Stockholder may assert appraisal rights in accordance with Section 262 of the Delaware General Corporation Law. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     2.4  Noncontravention.  Except for the filing of the Certificate of Merger
          ----------------
as required by the Delaware General Corporation Law and except as set forth in
Section 2.4 of the Disclosure Schedule, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company; (b) require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"); (c) conflict with, result in a
                        -------------------
breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which any of its assets is subject; (d) result in the imposition of any Security Interest upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security
                 -----------------
interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's and similar liens,
(ii) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount) ("Ordinary Course of Business") of the
                                       -----------------------------
Company and not material to the Company.

     2.5  Subsidiaries.  The Company does not own or control, directly or
          ------------
indirectly, any shares of capital stock of any corporation or have any equity interest in any partnership, limited liability company, joint venture, trust, association or other non-corporate business enterprise.

     2.6  Financial Statements.  The Company has provided the Buyer with the
          --------------------
Company's balance sheets and statements of operations and cash flows for and as of each of the fiscal years ended December 31, 1996, 1997 and 1998 (collectively, the "Financial Statements"). Except as set forth in Section 2.6
                    --------------------
of the Disclosure Schedule, the Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP")
                                                                         ----
applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto), fairly present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company. The Company's financial statement projections set forth in Section 2.6 of the Disclosure Schedule have been prepared in good faith based on the Company's currently available information, and the assumptions made in preparing such projections are reasonable.

     2.7  Absence of Certain Changes.  Since December 31, 1998 (the "Most Recent
          --------------------------                                 -----------
Period End"), (a) there has not been any material adverse change in the
----------
business, properties, operations, financial condition, assets or liabilities of the Company, nor has there occurred any event or development which could reasonably be foreseen as likely to result in such a material adverse change in the future, and (b) the Company has not taken any of the actions set forth in paragraphs (a) through (o) of Section 4.3.

     2.8  Undisclosed Liabilities.  The Company has no liability (whether known
          -----------------------
or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due) greater than $50,000, except for (a) liabilities shown on the Company's balance sheet as of December 31, 1998 (the "Most Recent Balance
--------------------

Sheet"), or the notes thereto, (b) liabilities which have arisen since the Most
------
Recent Period End in the Ordinary Course of Business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period, (c) outstanding liabilities and other obligations set forth in Section 2.8 of the Disclosure Schedule, and (d) contractual liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet or the notes thereto.

     2.9  Tax Matters.
          -----------

          (a) For all periods since its organization and ending as of the close of the day prior to the Closing Date, the Company has been qualified as an S Corporation pursuant to an election validly made under Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code") (which election has not
                                                ----
been revoked or terminated for any such period), the Company has not been subject to federal corporate income taxes and, except as set forth in Section
2.9 of the Disclosure Schedule, the Company has validly been treated as an S Corporation for purposes of the income tax laws of all states in which it has been subject to taxation.

          (b) The Company has filed all Tax Returns (as defined below) required to be filed by it and all such Tax Returns were correct and complete in all material respects. The Company has paid all Taxes (as defined below) imposed on it, or for which it is liable, whether to Governmental Entities (as, for example, under law) or to other persons or entities (as, for example, under a tax allocation agreement), due on or before the date hereof except for such Taxes that such Company is contesting in good faith and for which the Company has established adequate reserves. The unpaid Taxes of the Company for tax periods through the date of the Most Recent Balance Sheet do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet and do not exceed such accruals and reserves as adjusted for the passage of time through the Effective Time in accordance with the past custom and practice of the Company in filing its Tax Returns. The Company has no actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period) other than the Company. All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar
                 -----
assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, severance, stamp, occupation, windfall profits, customs, duties, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, profits, license, lease, service, service use, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports,
                                         -------------
returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

          (c) The federal Tax Returns of the Company have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 2.9 of the Disclosure Schedule. The Company has delivered to the Buyer correct and complete copies of all federal income Tax Returns for periods through and including the year ended December 31, 1997, and correct and complete copies of all examination reports and statements of deficiencies assessed against or agreed to by the Company since 1993. No examination or audit of any Tax Returns of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company and the Stockholders, threatened or contemplated. The Company has not been informed by any jurisdiction that the jurisdiction believes that the Company was required to file any Tax Return that was not filed. The Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

          (d) The Company is not a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company is subject to an election under Section 341(f) of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code. The Company is not a party to any Tax allocation or sharing agreement.

          (e) The Company is not and has never been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code). The Company has not made an election under Treasury Reg. Section 1.1502-20(g). The Company is not, nor has it ever been, required to make a basis reduction pursuant to Treasury Reg. Section 1.1502-20(b) or Treasury Reg. Section 1.337(d)-2(b).

          (f) None of the assets of the Company: (i) is "tax exempt use property" within the meaning of Section 168(h) of the Code; (ii) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code or (iii) directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. The Company has not agreed to make, nor is required to make, any adjustments under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

     2.10  Assets.  The Company owns or leases all tangible assets necessary for
           ------
the conduct of its business as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. Except as set forth in Section 2.10 of the Disclosure Schedule, no asset of the Company (tangible or intangible) is subject to any Security Interest.

     2.11  Real Property.  The Company does not own any real property.
           -------------

     2.12  Intellectual Property.
           ---------------------

          (a) The Company owns or has the right to use all Intellectual Property (as defined below) used in the operation of its business or necessary for the operation of its business as presently proposed to be conducted. Each item of Intellectual Property owned by or used in the operation of the business of the Company at any time during the period covered by the Financial Statements will be owned or available for use by the Surviving Corporation on identical terms and conditions immediately following the Closing. The Company has taken all reasonable measures to protect the proprietary nature of each item of Intellectual Property, and to maintain in confidence all trade secrets and confidential information, that it owns or uses, except to the extent that it has elected to disclose Confidential Business Information (as defined below) pursuant to the agreements disclosed pursuant to Section 2.15(e) below. No other person or entity has any rights to any of the Intellectual Property owned or used by the Company (except pursuant to agreements or licenses specified in Sections 2.12(c) or 2.12(d) of the Disclosure Schedule and except to the extent any of the Intellectual Property consists of public information or is not proprietary to the Company), and, to the knowledge of the Company and the Stockholders, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property that the Company owns or uses. For purposes of this Agreement, "Intellectual Property" means all (i) patents,
                                 ---------------------
patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations; (ii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof; (iii) copyrights and registrations and applications for registration thereof (including moral rights); (iv) mask works and registrations and applications for registration thereof; (v) computer software, data and documentation; (vi) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; (vii) other proprietary rights relating to any of the foregoing and
(viii) copies and tangible embodiments thereof (collectively, "Confidential
                                                               ------------
Business Information").
---------------------

          (b) To the knowledge of the Company and the Stockholders, none of the activities or business presently conducted by the Company, or conducted by the Company at any time within the six years prior to the date of this Agreement, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any other person or entity. The Company has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation, and, to the knowledge of the Company and the Stockholders, there is no basis for any such complaint, claim or notice.

          (c) Section 2.12(c) of the Disclosure Schedule identifies each trademark, patent or registration of an Intellectual Property right which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending trademark application, patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each license or other agreement pursuant to which the Company has granted any rights to any third party with respect to any of its Intellectual Property. The Company has delivered to the Buyer correct and complete copies of all such trademarks, patents, registrations, applications, licenses and agreements (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership of, and any claims or disputes relating to, each such item. Except as set forth in Section 2.12(c) of the Disclosure Schedule, with respect to each item of Intellectual Property that the Company owns:

               (i) the Company possesses all right, title and interest in and to such item;

               (ii) such item is not subject to any outstanding judgment, order, decree, stipulation or injunction; and

               (iii) the Company has not agreed to indemnify any person or entity for or against any infringement, misappropriation or other conflict with respect to such item.

          (d) Except for commercially available software subject to standard "shrinkwrap" licenses and software in the "public domain," Section 2.12(d) of the Disclosure Schedule identifies each item of Intellectual Property used in the operation of the business of the Company at any time during the period covered by the Financial Statements, or that the Company currently plans to use in the future, that is owned by a party other than the Company. The Company has supplied the Buyer with correct and complete copies of all licenses, sublicenses or other agreements (as amended to date) pursuant to which the Company uses such Intellectual Property. Except as set forth in Section 2.12(d) of the Disclosure Schedule, with respect to each such item of Intellectual Property:

               (i)  the license, sublicense or other agreement covering such item is legal, valid, binding, enforceable and in full force and effect;

               (ii) such license, sublicense or other agreement will continue to be legal, valid, binding, enforceable and in full force and effect following the Closing in accordance with the terms thereof as in effect prior to the Closing;

               (iii) neither the Company nor, to the knowledge of the Company and the Stockholders, any other party to such license, sublicense or other agreement is in breach or default, and no event has occurred which with notice or lapse of time or both would constitute a breach or default or permit termination, modification or acceleration thereunder;

               (iv) to the knowledge of the Company and the Stockholders, the underlying item of Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation or injunction;

               (v) the Company has not agreed to indemnify any person or entity for or against any interference, infringement, misappropriation or other conflict with respect to such item; and

               (vi) no license or other fee is payable upon any transfer or assignment of such license, sublicense or other agreement.

          (e) Section 2.12(e) of the Disclosure Schedule accurately identifies and describes in summary fashion the functions of all software developed by the Company (the "Company Software") and identifies the nature of the Company's
              ----------------
rights therein. Section 2.12(e) of the Disclosure Schedule identifies all computer programs, libraries, databases or other software not owned by the Company but embedded in or necessary for the use of the Company Software (the "Third-Party Software"). Except as set forth in Section 2.12(e) of the
 --------------------
Disclosure Schedule:

               (i) the Company has not disclosed the source code for any of the Company Software or other confidential or proprietary information constituting, embodied in or pertaining to the Company Software to any person and has taken reasonable measures to prevent such disclosure, other than disclosure of such source code to employees or independent contractors of the Company, in each case pursuant to valid and binding nondisclosure agreements with such persons or entities which are in full force and effect. All of the Company Software has been created by regular employees of the Company within the scope of their employment by the Company or by independent contractors of the Company who, in either case, have executed agreements maintaining the confidentiality of the Company Software and expressly assigning, in the case of such regular employees and such independent contractors, all such regular employees and such independent contractors' right, title and interest in the Company Software to the Company; and

               (ii) the Company has not distributed the Company Software or Third-Party Software except pursuant to and in compliance with written agreements provided to the Buyer. No third parties are permitted to distribute or otherwise use the Company Software except pursuant to valid written license or sublicense agreements, copies of which have been provided to the Buyer.

          (f) Section 2.12(f) of the Disclosure Schedule lists each item of Intellectual Property in which the Company has any interest and which is not listed elsewhere in Section 2.12 of the Disclosure Schedule, including but not limited to all unregistered trademarks, trade names, service marks, logos and trade dress.

     2.13  Inventory.  The Company maintains no inventory.
           ---------

     2.14  Real Property Leases.  Section 2.14 of the Disclosure Schedule lists
           --------------------
and describes briefly all real property leased or subleased to the Company and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in Section 2.14 of the Disclosure Schedule. With respect to each lease and sublease listed in
Section 2.14 of the Disclosure Schedule:

          (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

          (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

          (c) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time or both, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (d) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

          (e) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

          (f) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities;

          (g) to the knowledge of the Company and the Stockholders, the owner of the facility leased or subleased has good and clear record and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant or other restriction, except for recorded easements, covenants, and other restrictions which do not impair the intended uses, occupancy or value of the property subject thereto; and

          (h) the Company has obtained nondisturbance agreements from the holder of each superior Security Interest and ground lease in connection with each such lease or sublease (each of which is listed in Section 2.14 of the Disclosure Schedule); and the representations and warranties set forth in clauses (a) through (d) of this Section 2.14 with respect to leases and subleases are true and correct with respect to such nondisturbance agreements.

     2.15  Contracts.  Section 2.15 of the Disclosure Schedule lists the
           ---------
following written arrangements (including without limitation written agreements) to which the Company is a party:

          (a) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for aggregate lease payments in excess of $30,000 per annum;

          (b) any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services
(i) which calls for performance over a period of more than one year, (ii) which involves more than the sum of $20,000, or (iii) in which the Company has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

          (c) any written arrangement establishing a partnership or joint venture;

          (d) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

          (e) any written arrangement concerning confidentiality or noncompetition;

          (f) any written arrangement involving any of the Holders or their affiliates ("Affiliates"), as defined in Rule 12b-2 under the Securities
             ----------
Exchange Act of 1934, as amended (the "Exchange Act");
                                       ------------

          (g) any written arrangement under which the consequences of a default or termination could have a material adverse effect on the business, properties, operations, financial condition, assets or liabilities of the Company; and

          (h) any other written arrangement (or group of related written arrangements) either involving more than $20,000 or not entered into in the Ordinary Course of Business.

The Company has delivered to the Buyer a correct and complete copy of each written arrangement (as amended to date) listed in Section 2.15 of the Disclosure Schedule. With respect to each written arrangement so listed: (i) the written arrangement is legal, valid, binding and enforceable and in full force and effect in accordance with its terms, including applicable law; (ii) the written arrangement will continue to be legal, valid, binding and enforceable and in full force and effect, in accordance with its terms, including applicable law, immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time or both would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement. The Company is not a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in Section 2.15 of the Disclosure Schedule under the terms of this Section 2.15.

      2.16  Accounts Receivable.  Except as set forth in Section 2.16 of the
            -------------------
Disclosure Schedule, all accounts receivable of the Company reflected on the Most Recent Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Most Recent Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since the Most Recent Period End are valid receivables subject to no setoffs or counterclaims and are collectible, net of a reserve for bad debts in an amount proportionate to the reserve shown on the Most Recent Balance Sheet.

     2.17  Insurance.  Section 2.17 of the Disclosure Schedule sets forth the
           ---------
following information with respect to each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five years:

          (a) the name of the insurer, the name of the policyholder and the name of each covered insured;

          (b)  the policy number and the period of coverage;

          (c) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

          (d) a description of any retroactive premium adjustments or other loss-sharing arrangements.

(i) Each such insurance policy is enforceable and in full force and effect in accordance with its terms, including applicable law; (ii) such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof (including applicable law) as in effect prior to the Closing; (iii) the Company is not in breach or default (including with respect to the payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration, under such policy and (iv) the Company has not received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. The Company has not incurred any loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy. The Company is covered by insurance in scope and amount customary and reasonable for the business in which it is engaged.

     2.18  Litigation.  Section 2.18 of the Disclosure Schedule identifies, and
           ----------
contains a brief description of, (a) any unsatisfied judgment, order, decree, stipulation or injunction and (b) any claim, complaint, action, suit, proceeding, hearing or investigation of or in any Governmental Entity or before any arbitrator to which the Company is a party or, to the knowledge of the Company and the Stockholders, is threatened to be made a party. None of the complaints, actions, suits, proceedings, hearings and investigations set forth in Section 2.18 of the Disclosure Schedule could have a material adverse effect on the business, properties, operations, financial condition, assets or liabilities of the Company.

     2.19  Product Warranty.  No product manufactured, sold, leased, licensed or
           ----------------
delivered by the Company is subject to any guaranty, warranty, right of return or other indemnity beyond the applicable standard terms and conditions of sale or lease, which are set forth in Section 2.19 of the Disclosure Schedule.

      2.20  Employees.  Section 2.20 of the Disclosure Schedule contains a list
            ---------
of all employees of the Company, along with the position of each such person. Except as set forth in Section 2.20 of the Disclosure Schedule, each such employee has entered into an agreement with the Company relating to confidentiality, a copy of which has previously been delivered to the Buyer. To the knowledge of the Company and the Stockholders and except as set forth in
Section 2.20 of the Disclosure Schedule, no employee or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company and the Stockholders have no knowledge of any organizational effort made or threatened, either currently or within the past three years, by or on behalf of any labor union with respect to employees of the Company.

      2.21  Employee Benefits.  For the purposes of this Agreement, the
            -----------------
following definitions shall apply:

          (a)  ERISA:  The Employee Retirement Income Security Act of 1974, as
               -----
amended and in effect at the time of execution of this Agreement.

          (b)  Multiemployer Plan:  A "multiemployer plan" as defined in ERISA
               ------------------
Section 3(37) or Section 414(f) of the Code, or, in either case, successor provisions to such provisions adopted by amendments to ERISA or the Code, as the case may be, and including, in each case, other provisions of ERISA, of the Code or of other law, and regulations adopted under ERISA or the Code or such other law, modifying, amending, interpreting or otherwise affecting the application of such provisions, either in general or as applied to the nature or circumstances of a particular entity that is a party to, or is affected by or is involved in the transactions contemplated by this Agreement and with respect to which entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

          (c)  Pension Plan:  a "pension plan" or "employee pension benefit
               ------------
plan" as defined in Section 3(2) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted under ERISA or such other law, modifying, amending, interpreting or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular entity that is a party to, or is affected by or is involved in the transactions contemplated by this Agreement and with respect to which entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

          (d)  Welfare Plan:  A "welfare plan" or an "employee welfare benefit
               ------------
plan" as defined in Section 3(1) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted under ERISA or such other law, modifying, amending, interpreting or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular entity that is a party to, or is affected by or is involved in the transactions contemplated by this Agreement and with respect to which entity the use of the term in this Agreement, or in the particular location in this Agreement, is relevant.

     The Company does not maintain or contribute to any Pension Plan or any Welfare Plan, nor is the Company presently, nor has it ever been, a participating employer in any Multiemployer Plan.

      2.22  Environmental Matters.
            ---------------------

          (a) To the knowledge of the Company and the Stockholders, the Company has complied with all applicable Environmental Laws (as defined below). There is no pending or, to the knowledge of the Company and the Stockholders, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company. For purposes of this Agreement, "Environmental Law" means any federal, state or local law,
                 -----------------
statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers;
(vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980 ("CERCLA").
       ------

          (b) To the knowledge of the Company and the Stockholders, there have been no releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company. Neither the Company nor the Stockholders are aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Company that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Company. For purposes of this Agreement, "Materials of Environmental Concern" means any
                                 ----------------------------------
chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resources Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.

          (c) To the knowledge of the Company and the Stockholders, Section 2.22(c) of the Disclosure Schedule contains a list of all environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party). Complete and accurate copies of each such report, or the results of each such investigation or audit, have been provided to the Buyer.

          (d) Set forth in Section 2.22(d) of the Disclosure Schedule is a list of all of the solid and hazardous waste transporters and treatment, storage and disposal facilities that have been utilized by the Company since its inception. Neither the Company nor the Stockholders are aware of any material environmental liability of any such transporter or facility.

     2.23  Legal Compliance.  The Company, and the conduct and operations of its
           ----------------
business, is in compliance with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to the Company or its business, except for any violation of or default under a law referred to in clause (b) above which reasonably may be expected not to have a material adverse effect on the business, properties, operations, financial condition, assets or liabilities of the Company.

     2.24  Permits.  Section 2.24 of the Disclosure Schedule sets forth a list
           -------
of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company. Such listed
                        -------
Permits are the only Permits that are required for the Company to conduct its business as presently conducted or as proposed to be conducted, except for those the absence of which would not have any material adverse effect on the business, properties, operations, financial condition, assets or liabilities of the Company. Each such Permit is in full force and effect and, to the best of the knowledge of the Company and the Stockholders, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect following the Closing.

     2.25  Certain Business Relationships With Affiliates.  No Affiliate of the
           ----------------------------------------------
Company (a) owns any property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, or (c) owes any money to the Company. Section 2.25 of the Disclosure Schedule describes any transactions or relationships between the Company and any Affiliate thereof which are reflected in the statements of operations of the Company included in the Financial Statements.

     2.26  Brokers' Fees.  The Company has no liability or obligation to pay any
           -------------
fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     2.27  Books and Records.  Except as set forth in Section 2.27 of the
           -----------------
Disclosure Schedule, the minute books and other similar records of the Company contain true and complete records of all actions taken at any meetings of the Company's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company accurately reflect in all material respects the business, properties, operations, financial condition, assets and liabilities of the Company and have been maintained in accordance with good business and bookkeeping practices.

     2.28  Customers and Suppliers.  Except as set forth in Section 2.28 of the
           -----------------------
Disclosure Schedule, no unfilled customer order or commitment obligating the Company to process, manufacture or deliver products or perform services will result in a loss to the Company upon completion of performance. No purchase order or commitment of the Company is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder. No material supplier of the Company has indicated within the past year that it will stop, or decrease the rate of, supplying materials, products or services to them and no material customer of the Company has indicated within the past year that it will stop, or decrease the rate of, buying, leasing or licensing materials, products or services from them. Section 2.28 of the Disclosure Schedule sets forth a list of (a) each customer that accounted for revenues of the Company during the last full fiscal year and the amount of revenues accounted for by such customer during such period and (b) each supplier that is the sole supplier of any significant product or component to the Company.

     2.29  Year 2000 Compliance.
           --------------------

          (a) The Company has conducted "year 2000" audits with respect to (i) all of the Company's internal systems that are material to the Company, including without limitation computer hardware systems, software applications, firmware, equipment containing embedded microchips and other embedded systems, and (ii) all of the software, hardware, firmware and other technology which constitute part of the products and services of the Company manufactured, marketed or sold by the Company or licensed by the Company to third parties. Except as set forth in Section 2.29(a) of the Disclosure Schedule, the Company has used reasonable efforts to obtain "year 2000" certifications with respect to all third-party systems that are material to the Company, including without limitation systems belonging to the

Company's suppliers, service providers and customers. The Company has furnished to the Buyer true and correct copies of all "year 2000" audits, certifications, reports and other similar documents that have been prepared or performed by or on behalf of the Company or any third party with respect to the Company.

          (b) All of (i) the Company's internal systems that are material to the Company, including without limitation computer hardware systems, software applications, firmware, equipment containing embedded microchips and other embedded systems, and (ii) the software, hardware, firmware and other technology which constitute part of the products and services of the Company manufactured, marketed or sold by the Company or licensed by the Company to third parties are Year 2000 Compliant (as defined below) and will not be adversely affected with respect to functionality, interoperability, performance or volume capacity (including without limitation the processing and reporting of data) by virtue of the arrival of the year 2000.

          (c) The Company is not aware of any failure to be Year 2000 Compliant of any third-party system that is material to the Company, including without limitation any system belonging to one of the Company's suppliers, service providers or customers.

          (d)  For purposes of this Agreement, "Year 2000 Compliant" means that
                                                -------------------
the applicable system or item:

               (i) will accurately receive, record, store, provide, recognize and process all date and time data from, during, into and between the twentieth and twenty-first centuries, the years 1999 and 2000 and all leap years;

               (ii) will accurately perform all date-dependent calculations and operations (including without limitation mathematical operations, sorting, comparing and reporting) from, during, into and between the twentieth and twenty-first centuries, the years 1999 and 2000 and all leap years; and

               (iii) will not malfunction, cease to function or provide invalid or incorrect results as a result of (x) the change of years from 1999 to 2000 or from 2000 to 2001, (y) date data, including date data which represents or references different centuries, different dates during 1999 and 2000, or more than one century or (z) the occurrence of any particular date;

               in each case without human intervention, other than original data entry; provided in each case, that all applications, hardware and other systems used in conjunction with such system or item which are not owned or licensed by the Company correctly exchange date data with or provide data to such system or item.

          (e) Except as set forth in Section 2.29 of the Disclosure Schedule, the Company has not provided any guarantee or warranty for any product sold or licensed, or service provided, by the Company to the effect that such product or service (i) complies with or accounts for the fact of the arrival of the year 2000 or (ii) will not be adversely affected with respect to functionality, interoperability, performance or volume capacity (including without limitation the processing and reporting of data) by virtue of the arrival of the year 2000.

     2.30  Powers of Attorney.  There are no outstanding powers of attorney
           ------------------
executed on behalf of the Company.

     2.31  Pooling.  To the knowledge of the Company and the Stockholders,
           -------
neither the Company nor any of its Affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Company and the Buyer from accounting for the business combination to be effected by the Merger as a "pooling of interests" in conformity with GAAP.

     2.32  Disclosure.  No representation or warranty by the Company or the
           ----------
Stockholders contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Company pursuant to this Agreement, and no other statement made by the Company or any of its representatives in connection with this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Company and the Stockholders have disclosed to the Buyer, or otherwise provided the Buyer with copies of, all material information relating to the business of the Company or the transactions contemplated by this Agreement.

     2.33  Additional Representations and Warranties of the Holders.  Each of
           --------------------------------------------------------
the Holders severally represents and warrants to the Buyer and, following the Effective Time, the Surviving Corporation as follows:

          (a) such Holder is acquiring the shares of Buyer Common Stock for his or her own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement, such Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof;

          (b) such Holder has had such opportunity as he has deemed adequate to obtain from representatives of the Buyer such information as is necessary to permit the Holder to evaluate the merits and risks of an investment in the Buyer.

The Holder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the acquisition of the Merger Shares and to make an informed investment decision with respect to such acquisition. The Holder understands that (i) the Merger Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act, and (ii) the Merger Shares cannot be sold, transferred or otherwise disposed of unless they are registered under the Securities Act or an exemption from registration is then available;

          (c) such Holder has full power and authority to enter into and to perform this Agreement in accordance with its terms;

          (d) such Holder has good, valid and marketable title to the Company Shares or Performance Units, as the case may be, held by him or her, and the Company Shares, Performance Units and Stockholder Obligations are free and clear of all liens, claims, pledges, options, adverse claims, charges, encumbrances, assessments or restrictions or any other charges of any nature whatsoever; and

          (e) subject to the filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery of this Agreement by such Holder, nor the consummation by such Holder of the transactions contemplated hereby, will (a) require on the part of such Holder any filing with, or permit, authorization, consent or approval of, any Governmental Entity; (b) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which such Holder is a party or by which such Holder is bound or to which any of his or her assets are subject or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Holder or any of his or her properties or assets.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER
                         AND THE TRANSITORY SUBSIDIARY

     Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company and the Holders as follows:

     3.1  Organization.  Each of the Buyer and the Transitory Subsidiary is a
          ------------
corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware. Each of the Buyer and the Transitory

Subsidiary is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, operations, financial condition, assets or liabilities of the Buyer and the Transitory Subsidiary taken as a whole. Each of the Buyer and the Transitory Subsidiary has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. The Transitory Subsidiary is a corporation formed for the purpose of effecting the Merger and has engaged in no business activities and has no liabilities.

     3.2  Capitalization.  The authorized capital stock of the Buyer consists of
          --------------
(a) 25,000,000 shares of Buyer Common Stock, of which 14,813,849 shares are issued and outstanding and no shares are held in the treasury of the Buyer as of March 5, 1999, and (b) 1,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares are issued or outstanding. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.
The authorized capital stock of the Transitory Subsidiary consists of 3,000 shares of common stock, $.01 par value, of which 100 shares are issued and outstanding and no shares are held in the treasury of the Transitory Subsidiary. All of the issued and outstanding shares of capital stock of the Transitory Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All shares of the Transitory Subsidiary are held of record and beneficially by the Buyer and are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands.

     3.3  Authorization of Transaction.  Each of the Buyer and the Transitory
          ----------------------------
Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Buyer) the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and (in the case of the Buyer) the Escrow Agreement by the Buyer and the Transitory Subsidiary and the performance of this Agreement and (in the case of the Buyer) the Escrow Agreement, and the consummation of the transactions contemplated hereby and thereby, by the Buyer and the Transitory Subsidiary have been duly and validly authorized by all necessary corporate action on the part of the Buyer and Transitory Subsidiary. This Agreement and (in the case of the Buyer) the Escrow Agreement have been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitute valid and binding obligations of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with their respective terms.

     3.4  Noncontravention.  Except for the filing of the Certificate of Merger
          ----------------
as required by the Delaware General Corporation Law, neither the execution and delivery of this Agreement or (in the case of the Buyer) the Escrow Agreement by the Buyer or the Transitory Subsidiary, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby or thereby, will
(a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Buyer or the Transitory Subsidiary; (b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity; (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer or Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets.

     3.5  Reports and Financial Statements.  The Buyer has previously furnished
          --------------------------------
to the Company complete and accurate copies, as amended or supplemented, of its
(a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission (the "SEC") and (b) all other
                                                        ---
reports filed by the Buyer under Section 13 of the Exchange Act with the SEC since December 31, 1997 (such reports are collectively referred to herein as the "Buyer Reports"). The Buyer Reports constitute all of the documents required to
 -------------
be filed by the Buyer under Section 13 of the Exchange Act with the SEC since December 31, 1997. Except as set forth in Section 3.5 of the Disclosure Schedule, as of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Section 3.5 of the Disclosure Schedule, the audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein and (iv) are consistent with the books and records of the Buyer.

     3.6  Absence of Material Adverse Changes.  Since September 30, 1998, there
          -----------------------------------
has not been any material adverse change in the business, properties, operations, financial condition, assets or liabilities of the Buyer, nor has there occurred any event or development which could reasonably be foreseen as likely to result in such a material adverse change in the future.

     3.7  Brokers' Fees.  Neither the Buyer nor the Transitory Subsidiary has
          -------------
any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     3.8  Disclosure.  No representation or warranty by the Buyer contained in
          ----------
this Agreement, and no statement contained in the any document, certificate or other instrument delivered to or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

                                   COVENANTS

     4.1  Best Efforts.  Each of the Parties shall use its best efforts to take
          ------------
all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

     4.2  Notices and Consents.  The Company shall use its best efforts to
          --------------------
obtain, at its expense, all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings and notices with or to third parties and Governmental Entities, as may be required by or with respect to the Company in connection with the transactions contemplated by this Agreement (including without limitation those listed in Sections 2.4 or 2.24 of the Disclosure Schedule).

     4.3  Operation of Business.  Except as contemplated by this Agreement,
          ---------------------
during the period from the date of this Agreement to the Effective Time, the Company shall conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect.

Without limiting the generality of the foregoing, prior to the Effective Time, the Company shall not, without the written consent of the Buyer:

          (a) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance, sale or delivery of, or redeem or repurchase, any stock of any class or any other securities, any rights, warrants or options to acquire any such stock or other securities or any stock appreciation, phantom stock, performance unit or similar rights with respect to the Company;

          (b) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

          (c) create, incur or assume any debt not currently outstanding (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

          (d) enter into, adopt or amend any Multiemployer Plan, Pension Plan or Welfare Plan (collectively, "Employee Benefit Plans") or any employment or
                                ----------------------
severance agreement or arrangement or (except for normal increases in the Ordinary Course of Business) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any benefit not required by the terms in effect on the date hereof of any existing Employee Benefit Plan;

          (e) acquire, sell, lease, encumber or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any corporation, partnership, limited liability company, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

          (f)  amend its Certificate of Incorporation or By-laws;

          (g) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

          (h) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

          (i) mortgage or pledge any of its property or assets or subject any such assets to any Security Interest;

          (j) sell, assign, transfer or license any Intellectual Property, other than in the Ordinary Course of Business;

          (k) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

          (l) make or commit to make any capital expenditure in excess of $15,000 per item;

          (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied;

          (n) take any action that would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes; or

          (o) agree in writing or otherwise to take any of the foregoing actions.

     4.4  Full Access.  The Company shall permit representatives of the Buyer to
          -----------
have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company, subject to the Buyer's confidentiality obligations in accordance with the Confidentiality Agreement dated June 4, 1998 between the Buyer and the Company (the

"Confidentiality Agreement") in the event the transactions described herein
--------------------------
shall for any reason fail to close.

     4.5  Notice of Breaches.  The Company shall promptly deliver to the Buyer
          ------------------
written notice of any event or development that would (a) render any statement, representation or warranty of the Company in this Agreement (including the Disclosure Schedule) inaccurate or incomplete in any material respect, or (b) constitute or result in a breach by the Company of, or a failure by the Company to comply with, any agreement or covenant in this Agreement applicable to such party. The Buyer or the Transitory Subsidiary shall promptly deliver to the Company written notice of any event or development that would (i) render any statement, representation or warranty of the Buyer or the Transitory Subsidiary in this Agreement inaccurate or incomplete in any material respect or (ii) constitute or result in a breach by the

Buyer or the Transitory Subsidiary of, or a failure by the Buyer or the Transitory Subsidiary to comply with, any agreement or covenant in this Agreement applicable to such party. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

     4.6  Agreements from Certain Affiliates of the Company.  Concurrently with
          -------------------------------------------------
the execution of this Agreement, the Company shall deliver to the Buyer a list of all persons or entities who are at such time Affiliates of the Company (the "Company Affiliates"). In order to help ensure that the Merger will be
-------------------
accounted for as a "pooling of interests," that the issuance of Merger Shares will comply with the Securities Act and that the Merger will be treated as a tax-free reorganization, the Company shall cause each Company Affiliate to execute and deliver to the Buyer, prior to the Effective Time, a written agreement substantially in the form attached hereto as Exhibit B (the "Affiliate
                                                       ---------       ---------
Agreement").  If any Company Affiliate fails to execute and deliver an Affiliate
---------
Agreement, the Buyer shall be entitled to place appropriate legends on the certificates evidencing the Merger Shares to be issued to such person or entity, and to issue appropriate stock transfer instructions to the transfer agent for the Buyer Common Stock, to the effect that such shares may only be sold, transferred or otherwise disposed of, and the holder thereof may only reduce his or its interest in or risk relating to such shares, after financial results covering at least 30 days of combined operations of the Company and the Buyer after the Effective Time shall have been publicly released.

     4.7  Nasdaq Notification.  The Buyer shall file with the Nasdaq National
          -------------------
Market a Nasdaq National Market Notification for Listing of Additional Shares with respect to the Merger Shares (the "Nasdaq Notification").
                                        -------------------

     4.8  Exclusivity.  The Company shall not, and the Company shall use its
          -----------
best efforts to cause its Affiliates and each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (a) encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than the Buyer and the Transitory Subsidiary) concerning any merger, consolidation, sale of material assets, tender offer, recapitalization, accumulation of Company Shares, proxy solicitation or other business combination involving the Company or any division of the Company or (b) provide any non-public information concerning the business, properties or assets of the Company to any person or entity (other than the Buyer and the Transitory Subsidiary). The Company shall immediately notify the Buyer of, and shall disclose to the Buyer all details of, any inquiries, discussions or negotiations of the nature described in the first sentence of this Section 4.8.

     4.9  Fleet Bank.  On or before March 15, 1999, the Buyer shall pay in full
          ----------
the outstanding indebtedness under the Company's loan agreements with Fleet Bank, N.A. The Buyer shall also use its reasonable efforts to obtain the return and cancellation of the existing guaranties of the Stockholders to Fleet Bank, N.A. with respect to such indebtedness.

                                   ARTICLE V

                     CONDITIONS TO CONSUMMATION OF MERGER

     5.1  Conditions to Each Party's Obligations.  The respective obligations of
          --------------------------------------
each Party to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) the stockholders of the Company will have duly approved this Agreement and the Merger in accordance with the Delaware General Corporation Law and the Certificate of Incorporation and By-laws of the Company; and

          (b) no action, suit or proceeding shall be pending or, to the knowledge of the Company and the Stockholders threatened by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of the Buyer to own, operate or control any of the assets and operations of the Surviving Corporation following the Merger, and no such judgment, order, decree, stipulation or injunction shall be in effect.

     5.2  Conditions to Obligations of the Buyer and the Transitory Subsidiary.
          --------------------------------------------------------------------
The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction of the following additional conditions:

          (a) the Company shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2;

          (b) the representations and warranties of the Company and the Holders set forth in Article II shall be true and correct when made on the date hereof and shall be true and correct as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

          (c) the Company shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

          (d) the Company shall have delivered to the Buyer and the Transitory Subsidiary a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in Section 5.1 and clauses (a) through (c) of this Section 5.2 is satisfied in all respects;

          (e) the Buyer and the Transitory Subsidiary shall have received from Swidler Berlin Shereff Friedman, LLP, counsel to the Company, an opinion with respect to the matters set forth in Exhibit C attached hereto, addressed to the
                                    ---------
Buyer and the Transitory Subsidiary and dated as of the Closing Date;

          (f) the Buyer shall have been advised in writing, as of the Effective Time, by its independent accountants, that, subject to customary qualifications, they concur with management's conclusions that no conditions exist that would preclude the Buyer from accounting for the Merger as a pooling-of-interest transaction;

          (g) the Buyer and the Transitory Subsidiary shall have received the resignations, effective as of the Effective Time, of each director and officer of the Company specified by the Buyer in writing prior to the Closing;

          (h) the Buyer shall have received an opinion from Hale and Dorr LLP, in a form reasonably satisfactory to the Buyer, dated the Closing Date, based upon certain factual representations of the Company and the Buyer reasonably requested by such counsel, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code and no gain or loss will be recognized by the Company, the Buyer or the Transitory Subsidiary as a result of the Merger;

          (i) Michael J. Lazarcheck shall have entered into an employment agreement with the Buyer on mutually agreeable terms (the "Lazarcheck Employment
                                                           ---------------------
Agreement");
---------

          (j) the Buyer shall have received an executed copy of the Buyer's standard form of confidentiality agreement from employees of the Company continuing as employees of the Surviving Corporation after the Effective Time;

          (k) the Buyer shall have received Affiliate Agreements from all Company Affiliates;

          (l) the Indemnification Representative, the Holders and the Escrow Agent shall have entered into the Escrow Agreement; and

          (m) all actions to be taken by the Company and the Holders in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer and the Transitory Subsidiary.

      5.3 Conditions to Obligations of the Company.  The obligation of the
          ----------------------------------------
Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

          (a) the representations and warranties of the Buyer and the Transitory Subsidiary set forth in Article III shall be true and correct when made on the date hereof and shall be true and correct as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

          (b) each of the Buyer and the Transitory Subsidiary shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

          (c) each of the Buyer and the Transitory Subsidiary shall have delivered to the Company a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a) and (b) of this Section 5.3 is satisfied in all respects;

          (d) the Company shall have received from Hale and Dorr LLP, counsel to the Buyer and the Transitory Subsidiary, an opinion with respect to the matters set forth in Exhibit D attached hereto, addressed to the Company and dated as of
             ---------
the Closing Date;

          (e) the Company shall have received an opinion from Swidler Berlin Shereff Friedman, LLP in a form reasonably satisfactory to the Company, dated the Closing Date, based upon certain factual representations of the Company and the Buyer reasonably requested by such counsel, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code and no Stockholder who receives Merger Shares in exchange for Company Shares in the Merger shall recognize taxable gain or loss upon such exchange;

          (f) the Buyer shall have entered into the Lazarcheck Employment Agreement;

          (g) the Buyer and the Escrow Agent shall have entered into the Escrow Agreement; and

          (h) all actions to be taken by the Buyer and the Transitory Subsidiary in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Company.

                                  ARTICLE VI

                                INDEMNIFICATION

     6.1  Indemnification.  The Holders shall indemnify the Surviving
          ---------------
Corporation and the Buyer (the "Indemnified Persons") in respect of, and hold
                                -------------------
the Indemnified Persons harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and reasonable expenses of attorneys, accountants, financial advisors and other experts, and other reasonable expenses of litigation) incurred or suffered by the Indemnified Persons or any Affiliate thereof ("Damages"):
          -------

          (a) resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company or the Holders contained in this Agreement;

          (b) resulting from any failure of any Holders to have good, valid and marketable title to the issued and outstanding Company Shares or Performance Units, as the case may be, held by such Holders, free and clear of all liens, claims, pledges, options, adverse claims or charges of any nature whatsoever;

          (c) resulting from any claim by a stockholder or former stockholder of the Company, or any other person, firm, corporation or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of the Company; (ii) any rights of a stockholder (other than the right to receive the Merger Shares pursuant to this Agreement or appraisal rights under the applicable provisions of the Delaware General Corporation Law), including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the Certificate of Incorporation or By-laws of the Company or (iv) any claim that his, her or its shares were wrongfully repurchased by the Company;

          (d) resulting from any acts or omissions of the Company prior to the Effective Time with respect to the leases, subleases and tenancies listed in
Section 2.14 of the Disclosure Schedule for property at the Mt. Kisco Executive Center, 118 North Bedford Road, Mt. Kisco, New York (as amended from time to time and including any subleases, tenancies or assignments thereunder, whether written or oral, the "Lease"), including, without limitation, any claims for
                      -----
rent or other payments under the Lease and any suits, proceedings or actions with respect to the Lease, including attorney's fee, amounts paid to investigate, defend or settle such claims and any awards of damages, costs or penalties related thereto; or

          (e) resulting from any sales and/or use Tax liability for products sold by the Company prior to the Effective Time and for which no reserves (excluding reserves to reflect timing differences between book and tax accounting) have been accrued on the Closing Balance Sheet, including any interest, fines, penalties, assessments or additions to Tax resulting from, attributable to or incurred in connection with any Tax or any contest or dispute thereof.

     6.2  Method of Asserting Claims.
          --------------------------

          (a) All claims for indemnification by an Indemnified Person pursuant to this Article VI shall be made in accordance with the provisions of the Escrow Agreement.

          (b) If a third party asserts that an Indemnified Person is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Person may be entitled to indemnification pursuant to this Article VI, and such Indemnified Person reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Person shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnification Representative, (ii) such Indemnified Person may make a claim for indemnification pursuant to this Article VI in accordance with the provisions of the Escrow Agreement and (iii) such Indemnified Person shall be reimbursed, in accordance with the provisions of the Escrow Agreement, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Indemnification Representative to dispute the Indemnified Person's entitlement to indemnification under the terms of this Article VI).

          (c) The Indemnified Person shall give prompt written notification to the Indemnification Representative of the commencement of any action, suit or proceeding relating to a third-party claim for which indemnification pursuant to this Article VI may be sought; provided, however, that no delay on the part of the Indemnified Person in notifying the Indemnification Representative shall relieve the Holders of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnification Representative may, upon written notice thereof to the Indemnified Person, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Person, provided the Indemnification Representative acknowledges in writing to the Indemnified Person that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Person in connection with such action, suit or proceeding constitute Damages for which the Indemnified Person shall be entitled to indemnification pursuant to this Article VI. If the Indemnification Representative does not so assume control of such defense, the Indemnified Person shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnification Representative assumes control of such defense and the Indemnified Person reasonably concludes that the indemnifying parties and the Indemnified Person have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Person shall be considered "Damages" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Indemnified Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnification Representative, which shall not be unreasonably withheld. The Indemnification Representative shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnified Person, which shall not be unreasonably withheld.

     Notwithstanding Section 6.2(c), the Buyer shall have the sole right to control any Tax audit, administrative or judicial proceeding, and contest, resolve and defend against any other assessment, notice of deficiency or other adjustment or proposed adjustment relating to Taxes with respect to the Company; provided, however, that the Buyer shall advise the Indemnification Representative of any notice of audit, that an adjustment is (or has been) proposed or that any other claim is or has been made by a Governmental Authority in an audit or in any administrative or judicial proceeding which could result in an indemnification obligation under Section 2.9 and that the Buyer shall permit the Indemnification Representative, at the Stockholders' expense, to participate in any audit process (including attending meetings and participating in material discussions with a Governmental Authority) solely as to those matters relating to the indemnification obligation under Section 2.9 and shall inform the Indemnification Representative from time to time of the status of any related administrative proceeding or judicial proceeding. The Buyer shall not settle, compromise or concede an adjustment or claim for which the Stockholders would be financially responsible as a result of a misrepresentation in Section
2.9 without the Indemnification Representative's consent, which consent shall not be unreasonably withheld. If (i) the Indemnification Representative notifies the Buyer that he desires to appeal a determination in an administrative or judicial proceeding with respect to an issue that could result in an indemnification obligation under Section 2.9, (ii) such appeal may be made solely with respect to such issue and (iii) the Stockholders agree to bear the entire expense of such appeal and to fully indemnify the Buyer and the Company for any tax or other liability resulting therefrom, the Buyer shall, unless it reasonably determines otherwise, consent to appeal the determination of such issue.

     6.3  Survival.  The representations and warranties of the Company and the
          --------
Holders set forth in this Agreement and the indemnification obligations set forth in Sections 6.1(a), 6.1(b) and 6.1(c) hereof shall survive the Closing and the consummation of the transactions contemplated hereby and continue until the earlier of (i) the first anniversary of the Closing Date or (ii) the date of issuance of the Buyer's audited consolidated financial statements for the year ending December 31, 1999. The indemnification obligations set forth in Sections 6.1(d) and 6.1(e) hereof shall survive the Closing and the consummation of the transactions contemplated hereby and continue until December 31, 2000. The representations and warranties of the Company and the Holders shall not be affected by any examination made for or on behalf of the Buyer or the knowledge of any of the Buyer's officers, directors, stockholders, employees or agents. If a notice is given in accordance with the Escrow Agreement before expiration of such period, then (notwithstanding the expiration of such time period) the representation or warranty applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

     6.4  Limitations.  Notwithstanding anything to the contrary herein, (a) the
          -----------
aggregate liability of the Holders for Damages under this Article VI shall not exceed the fair market value of the Escrow Property (as defined in the Escrow
                                    ---------------
Agreement), (b) the liability of the Holders for Damages pursuant to Section 6.1 shall be subject to the limitations set forth in Section 4(d) of the Escrow Agreement and (c) except for liability for Damages pursuant to Sections 6.1(d) and 6.1(e) and except for post-Closing adjustments in accordance with Section 1.16, for which Damages and adjustments the Holders shall be liable in full, the Holders shall not be liable under this Article VI unless and until the aggregate Damages exceed $25,000 (at which point the Holders shall become liable for the aggregate Damages, and not just amounts in excess of $25,000). Except with respect to claims based on fraud, the rights of the Indemnified Persons under this Article VI shall be the exclusive remedy of the Indemnified Persons with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company or the Holders contained in this Agreement (provided that nothing contained in this Agreement shall limit or restrict any right or remedy the Buyer or the Surviving Corporation may have under any Environmental Law). No Holder shall have any right of contribution against the Company with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

                                  ARTICLE VII

                                  TERMINATION

     7.1  Termination of Agreement.  The Parties may terminate this Agreement
          ------------------------
prior to the Effective Time as provided below:

          (a) the Parties may terminate this Agreement by mutual written consent;

          (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company or any Holder is in breach, and the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary in the event the Buyer or the Transitory Subsidiary is in breach, of any material representation, warranty or covenant contained in this Agreement, and such breach is not remedied within 10 days of delivery of written notice thereof;

          (c) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before March 15, 1999 by reason of the failure of any condition precedent under Sections 5.1 or 5.2 hereof (unless the failure results primarily from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement); or

          (d) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the Closing shall not have occurred on or before March 15, 1999 by reason of the failure of any condition precedent under Sections 5.1 or 5.3 hereof (unless the failure results primarily from a breach by the Company or any Holder of any representation, warranty or covenant contained in this Agreement).

     7.2  Effect of Termination.  If any Party terminates this Agreement
          ---------------------
pursuant to Section 7.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement); provided, however, that the confidentiality provisions contained in the Confidentiality Agreement dated June 4, 1998 between the Buyer and the Company shall survive any such termination.

                                  ARTICLE VII

                              REGISTRATION RIGHTS

     8.1  Registration of Shares.  At the written request of the holders of a
          ----------------------
majority of the Merger Shares at any time prior to March 11, 2000 but on or after the Buyer has published (within the meaning of Accounting Series Release No. 130, as amended, of the SEC) financial results covering at least 30 days of combined operations of the Company and the Buyer, the Buyer shall file with the SEC, as promptly as practicable following such request, a registration statement on Form S-3 covering the resale to the public of the Merger Shares held by the Holders (the "Registration Statement"). The Buyer shall use its best efforts to
              ----------------------
cause the Registration Statement to be declared effective by the SEC as soon as practicable; provided, however, that the Registration Statement shall not be declared effective until after financial results covering at least 30 days of combined operations of the

Company and the Buyer after the Effective Time shall have been publicly released. The Buyer shall cause the Registration Statement to remain effective until the date six months after the effective date of the Registration Statement (the "Six-Month Date") or such earlier time as all of the Merger Shares covered
      --------------
by the Registration Statement have been sold pursuant thereto.

     8.2  Limitations on Registration Rights.
          ----------------------------------

          (a) The Buyer may, by written notice to the Holders, (i) delay the filing or effectiveness of the Registration Statement or (ii) suspend the Registration Statement after effectiveness and require that the Holders immediately cease sales of shares pursuant to the Registration Statement, in the event that (A) the Buyer files a registration statement (other than a registration statement on Form S-4 or Form S-8 or any successor form) with the SEC for a public offering of its securities; (B) the Buyer is engaged in any activity or transaction, or preparations or negotiations for any activity or transaction, that the Buyer desires to keep confidential for business reasons, if the Buyer determines in good faith that the public disclosure requirements imposed on the Buyer under the Securities Act in connection with the Registration Statement would require disclosure of such activity, transaction, preparations or negotiations; (C) the Buyer believes that a particular disclosure so determined to be required to be disclosed in the Registration Statement would be premature or would adversely affect the Buyer or its business or prospects or the market price of the Buyer Common Stock or (D) the Buyer is ineligible for use of a Form S-3 (or any successor form). The Buyer shall not be required to disclose to the Holders the reasons for requiring a suspension of offers or sales under the Registration Statement, and the Holders shall not disclose to any third party the existence of any such suspension.

          (b) If the Buyer delays or suspends the Registration Statement or requires the Holders to cease sales of shares pursuant to paragraph (a) above, the Buyer shall, as promptly as practicable following the termination of the circumstance which entitled the Buyer to do so, take such actions as may be necessary to file or reinstate the effectiveness of the Registration Statement and/or give written notice to all Holders authorizing them to resume sales pursuant to the Registration Statement. For purposes of this Article VIII, the Six-Month Date shall be extended by the number of days during which the Registration Statement is delayed or suspended by the Buyer or the Buyer requires the Holders to cease sales; provided, however, that the duration of the period for which the Buyer shall cause the Registration Statement to remain effective shall not exceed six months in the aggregate; and provided further, however, that the Six-Month Date shall not be extended by any delay or suspension or request to cease sales attributable to the Buyer's ineligibility to use a Form S-3 (or any successor form). If as a result thereof the prospectus included in the Registration Statement has been amended to comply with the requirements of the Securities Act, the Buyer shall enclose such revised prospectus with the notice to

Holders given pursuant to this paragraph (b), and the Holders shall make no offers or sales of shares pursuant to the Registration Statement other than by means of such revised prospectus. Moreover, if the Buyer delays or suspends the Registration Statement or requires the Holders to cease sales of shares pursuant to clause (A) of paragraph (a) above, the Buyer shall permit each Holder to include in a registration statement filed by the Buyer during such period, any Merger Shares that would have been included in the Registration Statement, subject to the right of the Buyer to limit the number of Merger Shares to be included in a registration statement relating to an underwritten offering of securities of the Buyer if the managing underwriter of such offering determines that the inclusion of such shares in such offering would adversely affect the marketability of such offering.

     8.3  Registration Procedures.
          -----------------------

          (a) In connection with the filing by the Buyer of the Registration Statement, the Buyer shall furnish to each Holder a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act.

          (b) The Buyer shall use its best efforts to register or qualify the Merger Shares covered by the Registration Statement under the securities laws of such states as the Holders shall reasonably request; provided, however, that the Buyer shall not be required in connection with this paragraph (b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

          (c) If the Buyer has delivered preliminary or final prospectuses to the Holders and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Buyer shall promptly notify the Holders and, if requested by the Buyer, the Holders shall immediately cease making offers or sales of shares under the Registration Statement and return all prospectuses to the Buyer. The Buyer shall promptly provide the Holders with revised prospectuses and, following receipt of the revised prospectuses, the Holders shall be free to resume making offers and sales under the Registration Statement.

          (d) The Buyer shall pay the expenses incurred by it in complying with its obligations under this Article VIII, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Buyer, and fees and expenses of accountants for the Buyer, but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Holders in connection with sales under the Registration Statement and (ii) the fees and expenses of any counsel retained by the Stockholders.

     8.4  Requirements of Holders.  The Buyer shall not be required to include
          -----------------------
any Merger Shares in the Registration Statement unless:

          (a) the Holder owning such shares furnishes to the Buyer in writing such information regarding such Holder and the proposed sale of Merger Shares by such Holder as the Buyer may reasonably request in writing in connection with the Registration Statement or as shall be required in connection therewith by the SEC or any state securities law authorities; and

          (b) such Holder shall have provided to the Buyer its written agreement:

               (i) to indemnify the Buyer and each of its directors and officers against, and hold the Buyer and each of its directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which the Buyer or such directors and officers may become subject by reason of any statement or omission in the Registration Statement made in reliance upon, or in conformity with, a written statement by such Holder furnished pursuant to this Section 8.4; and

               (ii) to report to the Buyer sales made pursuant to the Registration Statement.

     8.5  Indemnification.  The Buyer agrees to indemnify and hold harmless each
          ---------------
Holder whose shares are included in the Registration Statement against any losses, claims, damages, expenses or liabilities to which such Holder may become subject by reason of any untrue statement of a material fact contained in the Registration Statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon information furnished to the Buyer by or on behalf of a Holder for use in the Registration Statement. The Buyer shall have the right to assume the defense and settlement of any claim or suit for which the Buyer may be responsible for indemnification under this Section 8.5.

     8.6  Assignment of Rights.  A Holder may not assign any of its rights under
          --------------------
this Article VIII except in connection with the transfer of some or all of his or her Merger Shares to a child or spouse, or trust for their benefit or to his personal representative in the event of his death or incompetency; provided, however, each such transferee agrees in a written instrument delivered to the Buyer to be bound by the provisions of this Article VIII.

     8.7  Rule 144 Requirements.  Until the second anniversary of the Closing
          ---------------------
Date, the Buyer agrees to use its best efforts to file in a timely manner and to keep current all reports required to be filed by the Buyer under the Exchange Act.

                                   ARTICLE IX

                                  DEFINITIONS

     For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

Defined Term                              Section
------------                              -------

Affiliate                                 2.15(f)
Affiliate Agreement                       4.6
Agreement                                 Introduction
Average Closing Price                     1.5(a)
Buyer                                     Introduction
Buyer Common Stock                        1.5(a)
Buyer Reports                             3.5
Buyer's Auditors                          1.16(a)
CERCLA                                    2.22(a)
Certificate of Merger                     1.1
Certificates                              1.7(a)
Closing                                   1.2
Closing Balance Sheet                     1.16(a)
Closing Date                              1.2
Code                                      2.9(a)
Company                                   Introduction
Company Affiliate                         4.6
Company Shares                            1.5(a)
Company Software                          2.12(e)
Confidential Business Information         2.12(a)
Confidentiality Agreement                 4.4
Conversion Ratio                          1.5(a)
Damages                                   6.1
Deficiency                                1.16(e)(i)
Deficiency Shares                         1.16(e)(i)
Disclosure Schedule                       Article II
Dispute Notice                            1.16(c)
Effective Time                            1.1
Employee Benefit Plan                     4.3(d)
Environmental Law                         2.22(a)
ERISA                                     2.21(a)
Escrow Agreement                          1.3
Escrow Agent                              1.3
Escrow Property                           6.4
Escrow Shares                             1.6(b)
Exchange Act                              2.15(f)
Financial Statements                      2.6


GAAP                                      2.6
Governmental Entity                       2.4
Holder                                    Introduction
Holders' Auditors                         1.16(b)
Indemnification Representative            1.3
Indemnified Persons                       6.1
Initial Shares                            1.6(b)
Intellectual Property                     2.12(a)
Lazarcheck Employment Agreement           5.2(i)
Lease                                     6.1(d)
Materials of Environmental Concern        2.22(b)
Merger                                    1.1
Merger Shares                             1.6
Most Recent Balance Sheet                 2.8
Most Recent Period End                    2.7
Multiemployer Plan                        2.21(b)
Nasdaq Notification                       4.7
Ordinary Course of Business               2.4
Party                                     Introduction
Pension Plan                              2.21(c)
Performance Ratio                         1.6(a)
Performance Unit                          1.6(a)
Performance Unit Closing Date             1.6(a)
Performance Unit Holder                   Introduction
Performance Unit Holder Escrow Shares     1.6(a)
Performance Unit Holder Initial Shares    1.6(a)
Performance Unit Plan                     Introduction
Permit                                    2.24
Registration Statement                    8.1
SEC                                       3.5
Securities Act                            1.7(c)
Security Interest                         2.4
Six-Month Date                            8.1
Stockholder                               Introduction
Stockholder Escrow Shares                 1.5(a)
Stockholder Initial Shares                1.5(a)
Stockholder Obligations                   1.6(b)
Stockholder Obligation Escrow Shares      1.6(b)
Stockholder Obligation Initial Shares     1.6(b)
Surviving Corporation                     1.1
Taxes                                     2.9(b)
Tax Returns                               2.9(b)
Third-Party Software                      2.12(e)
Transitory Subsidiary                     Introduction


Welfare Plan                              2.21(d)
Working Capital of the Company            1.16(e)(ii)
Year 2000 Compliant                       2.29(d)



                                   ARTICLE X

                                 MISCELLANEOUS

     10.1  Press Releases and Announcements.  No Party shall issue any press
           --------------------------------
release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party shall advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

     10.2  No Third-Party Beneficiaries.  This Agreement shall not confer any
           ----------------------------
rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

     10.3  Entire Agreement.  This Agreement (including the documents referred
           ----------------
to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, with respect to the subject matter hereof, other than the confidentiality provisions of the Confidentiality Agreement. The Exhibits and Disclosure Schedule attached hereto are hereby incorporated as integral parts of this Agreement.

     10.4  Succession and Assignment.  This Agreement shall be binding upon and
           -------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.

     10.5  Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     10.6  Headings.  The section headings contained in this Agreement are
           --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.7  Notices.  All notices, requests, demands, claims, and other
           -------
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:


If to the Company or any Holder:         Copy to:
--------------------------------         --------
HedgeWare, Inc.                          Lawrence G. Goodman, Esq.
118 North Bedford Road                   Swidler Berlin Shereff Friedman, LLP
Mt. Kisco, NY  10549                     919 Third Avenue
Attention:  Michael J. Lazarcheck or,    New York, NY  10022
            if to a Holder, to his
            attention

If to the Buyer:                         Copy to:
----------------                         --------

SS&C Technologies, Inc.                  John A. Burgess, Esq.
80 Lamberton Road                        Hale and Dorr LLP
Windsor, CT  06095                       60 State Street
Attn:  Chief Executive Officer           Boston, MA  02109

If to the Transitory Subsidiary:         Copy to:
--------------------------------         --------

Asset Management Acquisition Corp.       John A. Burgess, Esq.
c/o SS&C Technologies, Inc.              Hale and Dorr LLP
80 Lamberton Road                        60 State Street
Windsor, CT  06095                       Boston, MA  02109
Attn:  Chief Executive Officer


Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     10.8  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

     10.9  Amendments and Waivers.  The Parties may mutually amend any provision
           ----------------------
of this Agreement at any time prior to the Effective Time. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     10.10  Severability.  Any term or provision of this Agreement that is
            ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     10.11  Expenses.  The costs and expenses (including legal and accounting
            --------
fees and expenses) incurred by the Buyer and the Transitory Subsidiary in connection with this Agreement and the transactions contemplated hereby shall be borne by the Buyer, and the costs and expenses (including legal and accounting fees and expenses) incurred by the Company and the Holders in connection with this Agreement and the transactions contemplated hereby shall be borne by the Buyer; provided, however, that the Holders shall bear any such costs and expenses of the Company and the Holders in excess of $100,000.

     10.12  Specific Performance.  Each of the Parties acknowledges and agrees
            --------------------
that one or more of the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     10.13  Construction.  The language used in this Agreement shall be deemed
            ------------
to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     10.14  Incorporation of Exhibits and Schedules.  The Exhibits and Schedules
            ---------------------------------------
identified in this Agreement are incorporated herein by reference and made a part hereof.

                 [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                 SS&C TECHNOLOGIES, INC.


                                 /s/ William C. Stone
                                 ------------------------------------------
                                 By: William C. Stone
                                 Title: Chief Executive Officer


                                 ASSET MANAGEMENT ACQUISITION
                                 CORP.


                                 /s/ William C. Stone
                                 ------------------------------------------
                                 By: William C. Stone
                                 Title: President


                                 HEDGEWARE, INC.


                                 /s/ Michael J. Lazarcheck
                                 ------------------------------------------
                                 By: Michael J. Lazarcheck
                                 Title: President


                                 STOCKHOLDERS


                                 /s/ Michael J. Lazarcheck
                                 ------------------------------------------
                                 Michael J. Lazarcheck


                                 /s/ Robert H. Pontbriand
                                 ------------------------------------------
                                 Robert H. Pontbriand


                                 /s/ Matthew J. Cosciello
                                 ------------------------------------------
                                 Matthew J. Cosciello

                                 PERFORMANCE UNIT HOLDERS


                                 /s/ Andrew Appell
                                 ------------------------------------------
                                 Andrew Appell


                                 /s/ Eugene Barra
                                 ------------------------------------------
                                 Eugene Barra


                                 /s/ Ellis Horowitz
                                 ------------------------------------------
                                 Ellis Horowitz


                                 /s/ Ronald Kashden
                                 ------------------------------------------
                                 Ronald Kashden


                                 /s/ Brook F. Seitz
                                 ------------------------------------------
                                 Brook F. Seitz


                                 /s/ Mark E. Tarantina
                                 ------------------------------------------
                                 Mark E. Tarantina


                                 /s/ Alan Zenreich
                                 ------------------------------------------
                                 Alan Zenreich

     The undersigned, being the duly elected Secretary of the Transitory Subsidiary, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding shares of capital stock of the Transitory Subsidiary entitled to vote on this Agreement.

                                 /s/ William C. Stone
                                 ------------------------------------------
                                 Secretary



     The undersigned, being the duly elected Secretary of the Company, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement.


                                 /s/ Robert H. Pontbriand
                                 ------------------------------------------
                                 Secretary